Exhibit 28(j)(iv)(B)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report, dated December 16, 2008, relating to the Verification of DuPont Capital Management for the period January 1, 1993 to December 31, 2007. We also consent to the references to us included in or made a part of the Prospectus and Statement of Additional Information for The Emerging Markets Debt Fund.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
August 25, 2014